                                                                      EXHIBIT 16


                        [Arthur Andersen LLP Letterhead]

June 18, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

         We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated June 18, 2002 of Zonagen, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,
/s/ Arthur Andersen LLP

Copy to:  Mr. Louis Ploth, Chief Financial Officer, Zonagen, Inc.